Filed Pursuant to Rule 424(b)(5)

Registration No. 333-204350

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 17, 2015)

COMMON STOCK

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,000,000 shares of our common stock, par value $0.01 per share (the “Common Stock”) and, in a concurrent private placement, we are issuing to the purchasers of our Common Stock warrants for the purchase of up to 100% of the number of shares of common stock offered (the “Warrants”). The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants, are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “USEG.” On December 15, 2016, the last reported sales price per share of our common stock on the Nasdaq Capital Market was $2.03. As of December 15, 2016, the aggregate market value of our outstanding common stock held by non-affiliates (the public float) was approximately $9,604,204.05, which was calculated based on 4,731,135 shares of outstanding common stock held by non-affiliates, as of November 16, 2016, and on a price per share of $2.03, the closing price of our common stock on December 15, 2016. In no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar month period that ends on, and includes the date of this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page S-5 of this prospectus supplement and the documents incorporated by reference herein and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Roth Capital Partners, LLC to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent the fee set forth in the table below:

	Per Share		Total
Offering price		$1.50	$1,500,000
Placement agent fees (1)		$0.105	$105,000
Proceeds, before expenses, to us	$		$1,395,000

(1) In addition, we have agreed to reimburse the placement agent’s actual out-of-pocket expenses of up to $30,000, in the aggregate. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for details on the additional compensation to Roth Capital Partners, LLC.

We expect that delivery of the shares of our Common Stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to the purchasers on or about December 21, 2016.

ROTH Capital Partners, LLC

Prospectus supplement dated December 20, 2016

PROSPECTUS

PROSPECTUS SUMMARY	1
THE COMPANY	1
RISK FACTORS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
RATIO OF EARNINGS TO FIXED CHARGES	4
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEPOSITARY SHARES	6
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF WARRANTS	17
DESCRIPTION OF UNITS	18
DESCRIPTION OF RIGHTS	18
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	20
EXPERTS	20
WHERE YOU CAN FIND MORE INFORMATION	20
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	21

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3, Registration Number 333-204350, filed on May 21, 2015, as amended, and declared effective by the Securities and Exchange Commission on July 29, 2015. Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock.

Unless the context otherwise requires, all references to “U.S. Energy,” “we,” “us,” “our,” “company,” or “Company” in this prospectus supplement refer to U.S. Energy Corp., a Wyoming corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements can be identified by words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “goal,” “strategy,” “future,” “likely,” “may,” “should,” “will” and variations of these words and similar references to future periods, although not all forward-looking statements contain these identifying words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstances, including but not limited to risk factors incorporated by reference under “Item 1A. Risk Factors” to Part I of our Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2015 and other factors described elsewhere in this prospectus supplement or in our current and future filings with the Securities and Exchange Commission (the “SEC”). As a result, our actual results may differ materially from those expressed or forecasted in the forward-looking statements, and you should not rely on such forward-looking statements. You should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the sections titled “Where You Can Find More Information” in each document, completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included therein, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

U.S. Energy Corp. is a Wyoming corporation organized in 1966. We are an independent energy company focused on the acquisition and development of oil and gas producing properties in the continental United States. Our business activities are currently focused in South Texas and the Williston Basin in North Dakota. However, we do not intend to limit our focus to these geographic areas. We continue to focus on increasing production, reserves, revenues and cash flow from operations while managing our level of debt.

We have historically explored for and produced oil and gas through a non-operator business model. As a non-operator, we rely on our operating partners to propose, permit, drill, complete and produce oil and gas wells. Before a well is drilled, the operator provides all oil and gas interest owners in the designated well the opportunity to participate in the drilling and completion costs and revenues of the well on a pro-rata basis. Our operating partners also produce, transport, market and account for all oil and gas production. We are currently developing our capability to operate properties, most notably with the appointment of David Veltri as President and Chief Operating Officer in December 2014. Mr. Veltri, who became our Chief Executive Officer in September 2015, has over 30 years of oil and gas operating experience.

We believe that additional value can be generated if we have the ability to operate oil and gas properties because operatorship will allow us to control drilling and production timing, capital costs and future planning of operations. We plan to look for opportunities to operate our own wells in the near future through acquisition of new oil and gas properties and/or by consolidating ownership in and around the areas in which we currently participate. We believe the current price climate will make opportunities available for us to acquire and/or develop operated properties, and our objective is to eventually operate the properties which comprise over 50% of our production.

Corporate Information

U.S. Energy Corp. (collectively with its subsidiaries referred to as the “Company”) was incorporated in the State of Wyoming on January 26, 1966. The Company’s principal business activities are focused in the acquisition, exploration and development of oil and gas properties in the United States. Our oil and gas business is currently focused in South Texas and the Williston Basin in North Dakota. Our principal offices are located at 4643 S. Ulster Street, Suite 970, Denver, Colorado 80237. Our telephone number is (303) 993-3200. Our Internet address is www.usnrg.com. None of the information on our website forms a part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

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The Offering

Common stock offered by us	1,000,000 shares

Offering price per share	$1.50

Common stock to be outstanding immediately after this offering (1)	6,134,506 shares

Use of proceeds	We currently expect to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing our securities.

Nasdaq Capital Market Symbol	“USEG”

Concurrent Private Placement	In a concurrent private placement, we are selling to the purchasers of shares of our Common Stock in this offering Warrants to purchase up to 100% of the number of shares of our Common Stock offered. The Warrants will be exercisable six months after the date of issuance at an exercise price of $2.05 per share and will expire on the fifth anniversary of the date that the Warrants initially become exercisable. The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.”

(1) The number of shares of common stock to be outstanding after this offering is based on 5,134,506 shares of common stock outstanding as of November 16, 2016, as reported in the Company’s Form 10-Q filed November 21, 2016, for the quarterly period ending September 30, 2016, which excludes as of September 30, 2016:

•	As of September 30, 2016, no shares are available for future grants under the Company’s stock option plans;

•	376,084 shares of common stock for options exercisable under the Company’s stock option plans, with a weighted average exercise price of $20.97 per share;

•	390,525 shares of common stock for options outstanding under the Company’s stock option plans, with a weighted average exercise price of $20.64 per share. Based on the closing price of the Company’s common stock of $1.75 per share on September 30, 2016 there was no intrinsic value related to the stock options outstanding; and

•	1,000,000 shares of Common Stock issuable upon exercise of the Warrants to be issued in the concurrent private placement. See “Private Placement Transaction.”

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RISK FACTORS

An investment in our company involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below, as well as the risks described in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the section titled “Risk Factors” in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and all other documents incorporated by reference into this prospectus supplement and accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on an offering 1,000,000 shares offered at $1.50 per share of Common Stock, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of approximately $0.71 per share in the net tangible book value of the common stock. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or nationally recognized trading system, including Nasdaq Capital Market. Without an active market, the liquidity of the warrants will be limited.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Our management has significant flexibility in using the net proceeds of this offering.

We intend generally to use the net proceeds from this offering for working capital and general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. Management’s failure to use these funds effectively would have an adverse effect on the value of our common stock and could make it more difficult and costly to raise funds in the future.

Holders of warrants will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of Warrants acquire shares of our Common Stock upon exercise of the warrants, holders of Warrants will have no rights with respect to the shares of our Common Stock underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Limitation on Liability and Indemnification of Officers and Directors

Our directors and officers are indemnified as provided by the Wyoming Business Corporation Act ("WBCA") and our Bylaws.

S-5

Our Bylaws provide that we will indemnify our officers and directors, including the advancement of expenses, to the fullest extent permitted by and in the manner permissible under the WBCA, and that we may maintain insurance, at our expense, to protect against any expense, liability or loss on our behalf or on behalf of our officers, directors, employees or agents, whether or not we would have the power to indemnify such person against such expense, liability or loss under the WBCA.

The WBCA provides that a corporation shall indemnify any director or officer of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense of any proceeding to which he or she was a party because he or she was a director or officer of the corporation to the extent that such director or officer has been wholly successful on the merits or otherwise.

The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Wyoming Law

Some provisions of Wyoming law and our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

Our articles of incorporation and bylaws include anti-takeover provisions that:

•	authorize our board of directors, without further action by the stockholders, to issue shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	provide that our bylaws may be amended by our board of directors without stockholder approval;

•	allow our directors to establish the size of the board of directors by action of the board, subject to a minimum of three members; and

•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office.

S-6

Business Combinations

Section 104 of the Wyoming Management Stability Act provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	on or after the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds (2/3) of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Other Considerations

Energy One, LLC, a wholly-owned subsidiary of the Company, has a credit facility with Wells Fargo Bank, National Association (“Wells Fargo”), which provides for a maturity date of July 30, 2017. During 2015 and 2016, compliance was not maintained with certain financial ratio covenants in the credit agreement with Wells Fargo. In April 2016, Wells Fargo provided a waiver for non-compliance with the covenants in the credit agreement for the fiscal quarter ended December 31, 2015. In August 2016 Wells Fargo agreed to enter into a fourth amendment to the credit agreement that provides for, among other things, a limited waiver of the negative financial covenants for the fiscal quarters ended March 31, 2016 and June 30, 2016. The Company violated the financial ratio covenants for the fiscal quarter ended September 30, 2016, which constitutes an event of default under the credit agreement. Accordingly, Wells Fargo has the immediate right to demand acceleration of all outstanding borrowings and has the ability to foreclose upon the existing collateral. Management believes that Wells Fargo will not demand repayment until an alternative lender can be obtained. However, no assurance can be provided in this regard unless a waiver is obtained to cure the existing event of default. Additionally, management expects that further non-compliance with the financial ratio covenants is likely when results are reported for the fourth quarter of 2016. The ongoing availability of borrowings under this credit agreement through the maturity date of July 30, 2017, or the receipt of funding from alternative sources, is critical to the Company’s ability to survive until oil and gas prices recover. Additional information regarding the credit facility, amendments thereto, and the Company’s non-compliance with its terms are available in the Company’s Form 10-Q, for the quarterly period ending September 30, 2016, which was filed on November 21, 2016.

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USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $1.28 million after deducting the placement agent fees and our estimated offering expenses, excluding the proceeds, if any, from the exercise of the Warrants issued concurrently with this offering. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes.

S-8

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of our common stock, as of the quarterly period ending September 30, 2016, was approximately $3,578,000.00, or $0.70 per share, based on 5,134,506 million shares of our common stock outstanding on November 16, 2016, as reported in the Company’s Form 10-Q filed on November 21, 2016, for the quarterly period ending September 30, 2016. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of shares of common stock in this offering at an offering price of $1.50 per share, our as adjusted net tangible book value at November 16, 2016, would have been approximately $4.85 million, or $0.75 per share. This represents an immediate dilution of $0.71 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Offering price per share		$1.50
Net tangible book value per share as of September 30, 2016	$0.70
Increase per share attributable to new investors for this offering	$0.09

Net tangible book value per share after giving effect to this offering		$0.79

Dilution per share to new investors		$0.71

The above discussion and table are based on 5,134,506 shares of our common stock outstanding as of November 16, 2016, which excludes as of September 30, 2016:

•	As of September 30, 2016, no shares are available for future grants under the Company’s stock option plans;

•	376,084 shares of common stock for options exercisable under the Company’s stock option plans, with a weighted average exercise price of $20.97 per share;

•	390,525 shares of common stock for options outstanding under the Company’s stock option plans, with a weighted average exercise price of $20.64 per share. Based on the closing price of the Company’s common stock of $1.75 per share on September 30, 2016 there was no intrinsic value related to the stock options outstanding; and

•	1,000,000 shares of Common Stock issuable upon exercise of the Warrants to be issued in the concurrent private placement. See “Private Placement Transaction.”

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. To the extent that any of these outstanding warrants or options are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement (the “Private Placement Transaction”), we are selling to purchasers of our Common Stock in this offering Warrants to purchase 1,000,000 shares of our Common Stock. The Warrants have an initial exercise price of $2.05 per share, which exercise price is subject to adjustment. Each Warrant will be exercisable commencing six months from the date of issuance and have a term of exercise equal to five years from the date which it first becomes exercisable. Subject to certain exceptions, the Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% (at election of investor) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise, which limitation may be increased or decreased upon notice from the holder to us up to 9.99%, provided that any increase in such limitation shall not be effective until 61 days following such notice.

The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of Common Stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

We will be required to file a registration statement on Form S-3 within 45 calendar days of the issuance of the Warrants to provide for the resale of the shares of Common Stock issuable upon the exercise of the Warrants and will be obligated to use our commercially reasonable efforts to keep such registration statement effective until the earlier of (a) the common stock issuable upon exercise of the Warrants are sold under such registration statement or pursuant to Rule 144 or other exemption under the Securities Act, (b) the common stock issuable upon exercise of the Warrants may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act, and (c) the five (5) year anniversary of the date of the issuance of the Warrants, whichever is the earliest to occur.

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PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, which we refer to as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated December 16, 2016. The placement agent is not purchasing or selling any shares of common stock or warrants to purchase common stock offered by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the shares of common stock and the warrants to purchase common stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of common stock and warrants to purchase common stock offered hereby.

We will make offers only to a limited number of qualified institutional buyers and institutional accredited investors. Roth Capital Partners, LLC is also acting as placement agent for the private placement transaction.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 7% of the aggregate gross proceeds of the shares of our Common Stock in this offering.

We have also agreed to pay the placement agent up to $30,000 in expense reimbursement.

The following table shows the per share of common stock and total cash placement agent fees we will pay to the placement agent in connection with the sale of our shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares of Common Stock we are offering.

Public offering price	$1.50
Placement agent fees	$105,000
Proceeds, before expenses, to us	$1,395,000

In addition, we have granted a right of first refusal to the placement agent to act as the book running manager in any underwritten offering, registered direct or private placement of equity securities or securities convertible into equity securities of more than $3 million for 12 months following termination of our engagement of the placement agent.

We estimate the total expenses of this offering which will be payable by us, excluding the placement agent fees, will be approximately $115,000. After deducting the fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1.28 million.

Indemnification

We have agreed to indemnify the placement agent and certain other persons against certain liabilities under the Securities Act relating to or arising out of the placement agent’s activities under the Placement Agency Agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the common stock and warrants sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

•	must not engage in any stabilization activity in connection with our securities; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other

A copy of the placement agency agreement with the placement agent and the form of securities purchase agreement with the investors are included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

The transfer agent for our common stock to be issued in this offering is ComputerShare Trust Company, N.A.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Kutak Rock LLP, Denver, Colorado. Ellenoff Grossman & Schole LLP, New York, New York, acted as counsel to the placement agent in connection with this offering.

EXPERTS

Our annual consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2015 have been audited by Hein & Associates LLP, independent registered public accounting firm, to the extent indicated in their report thereon. Such consolidated financial statements are incorporated by reference into this prospectus supplement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http://usnrg.com/.

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference into this prospectus supplement and the accompanying prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus supplement and accompany prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus supplement and accompanying prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC Rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed April 14, 2016, as amended by our Form 10-K/A, filed April 29, 2016;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, filed November 21, 2016, as amended by our Form 10-Q/A, filed December 8, 2016;

•	Our Current Report on Form 8-K, filed on June 21, 2016 and December 15, 2016; and

•	the description of our common stock contained in our registration statement on Form S-3 filed with the SEC on May 21, 2015, as amended.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and accompanying prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (except, in any such case, the portions furnished and not filed in accordance with SEC Rules), as well as any proxy statements.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost by contacting:

U.S. Energy Corp.
Attention: Secretary
4643 South Ulster Street
Suite 970
Denver, Colorado 80237
(303) 993-3200

S-12

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

SUBJECT TO COMPLETION, DATED JULY 17, 2015

$100,000,000
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
UNITS
RIGHTS
______________________________

We may offer and sell, from time to time in one or more offerings, any combination of debt and equity securities that we describe in this prospectus with a maximum aggregate offering price of $100 million.

This prospectus provides a general description of the securities we may offer for sale from time to time.  Each time we sell securities under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.  Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, carefully before you invest.

We may offer and sell these securities, or any combination of these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering.

Our common stock is listed on The NASDAQ Capital Market® under the symbol "USEG."  Any common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Capital Market® subject to official notice of issuance to the extent required. We may elect to list any of the other securities on any exchange, but are not obligated to do so, and, unless stated otherwise in the applicable prospectus supplement, such other securities will not be listed on any securities exchange.

As of July 13, 2015, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $12.4 million, based on 26,340,759 shares of outstanding common stock held by non-affiliates, at a price of $0.47 per share, which was the last reported sale price of our common stock on The NASDAQ Capital Market on July 13, 2015.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.  We have not sold any common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. You should carefully read and evaluate the risks described under "Risk Factors" on page 2 of this prospectus as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before investing in our securities.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any additional information described under the heading "Where You Can Find More Information," before you invest in our securities.
______________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
______________________________

The date of this prospectus is __________, 2015.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE COMPANY	1
RISK FACTORS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
RATIO OF EARNINGS TO FIXED CHARGES	4
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEPOSITARY SHARES	6
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF WARRANTS	17
DESCRIPTION OF UNITS	18
DESCRIPTION OF RIGHTS	18
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	20
EXPERTS	20
WHERE YOU CAN FIND MORE INFORMATION	20
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	21

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC" or the "Commission", using a "shelf" registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100 million. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information incorporated by reference in this prospectus, before making an investment in our securities. See "Where You Can Find More Information."  We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference, is accurate as of any date other than the date of such document.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering, you should refer to the registration statement, including its exhibits.

In this prospectus, references to "U.S. Energy," "the Company," "the Registrant," "we," "us" or "our" refer to U.S. Energy Corp. and its subsidiaries, unless the context suggests otherwise.

THE COMPANY

U.S. Energy is a Wyoming corporation organized in 1966.  We are an independent energy company focused on the acquisition and development of oil and gas producing properties and other mineral properties in the continental United States. Our oil and gas business is currently focused in South Texas and the Williston Basin in North Dakota. Our principal offices are located at 877 North 8th West, Riverton, Wyoming 82501. Our telephone number is 307-856-9271.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under "Cautionary Statement Regarding Forward-Looking Statements," you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by additional factors that apply to all companies generally, as well as other risks that are not known to us or that we currently do not consider to be material.

If our common stock is delisted from the NASDAQ Capital Market, its liquidity and value could be reduced.

In order for us to maintain the listing of our shares of common stock on the NASDAQ Capital Market®, the common stock must maintain a minimum bid price of $1.00 as set forth in NASDAQ Marketplace Rule 5550(a)(2). If the closing bid price of the common stock is below $1.00 for 30 consecutive trading days, then the closing bid price of the common stock must be $1.00 or more for 10 consecutive trading days during a 180-day grace period to regain compliance with the rule.  On July 9, 2015, the closing bid price of our common stock had been below $1.00 for 30 consecutive trading days, starting the 180-day grace period to regain compliance with the rule.  On July 10, 2015, wereceived a letter from The Nasdaq Stock Market indicating that for 30 consecutive business days the common stock had not maintained a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2).  Accordingly, the grace period provided by the rule has commenced. We cannot guarantee that we will be able to regain compliance with the minimum price requirement within the grace period or satisfy other continued listing requirements. If our common stock is delisted from trading on the NASDAQ Capital Market, it may be eligible for trading over the counter, but the delisting of our common stock from NASDAQ could adversely impact the liquidity and value of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we may provide to you in connection with an offering of our securities, including information incorporated by reference, may contain "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The use of any of the words "may," "will," "should," "could," "believe," "expect," "anticipate," "project," "plan," "schedule," "expect," "estimate," "objective," "forecast," "goal," "potential," "opportunity," "focus," "intend," "committed," "continue," "will likely result" or "will continue" and similar expressions that concern our strategy, plans, intentions or beliefs about future occurrences or results may constitute forward-looking statements. For example, forward-looking statements may include statements relating to estimated and projected expenditures, cash flows, results of operations, financial condition and liquidity; plans and objectives for future operations, growth or initiatives; and the expected outcome or effect of pending or threatened litigation are forward-looking statements.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are discussed under the heading "Risk Factors" and in documents incorporated in this prospectus by reference and may be so included in any prospectus supplement, including, without limitation, in conjunction with the forward-looking statements. All forward-looking statements speak only as of the date made. We undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which they were made.  All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these and other cautionary statements that we make from time to time in our other SEC filings and public communications.

Factors that could cause actual results to differ materially from our expectations include, among others, such things as:

For oil and gas:

•    our ability to obtain sufficient cash flow from operations, borrowing and/or other sources to fully develop our undeveloped acreage positions;
•    volatility in oil and natural gas prices, including declines in oil prices and/or natural gas prices, which would have a negative impact on operating cash flow and could require ceiling test write-downs on our oil and gas assets, and which also could adversely impact the borrowing base available under our credit facility with Wells Fargo Bank;
•    the possibility that the oil and gas industry may be subject to new adverse regulatory or legislative actions (including changes to existing tax rules and regulations and changes in environmental regulation);
•    the general risks of exploration and development activities, including the failure to find oil and natural gas in sufficient commercial quantities to provide a reasonable return on investment;
•    future oil and natural gas production rates, and/or the ultimate recoverability of reserves, falling below estimates;
•    the ability to replace oil and natural gas reserves as they deplete from production;
•    environmental risks;
•    risks associated with our plan to develop additional operating capabilities, including the potential inability to recruit and retain personnel with the requisite skills and experience and liabilities we could assume or incur as operator or to acquire operated properties or obtain operatorship of existing properties;
•    availability of pipeline capacity and other means of transporting crude oil and natural gas production, and related midstream infrastructure and services;
•    competition in leasing new acreage and for drilling programs with operating companies, resulting in less favorable terms or fewer opportunities being available;
•    higher drilling and completion costs related to competition for drilling and completion services and shortages of labor and materials;
•    unanticipated weather events resulting in possible delays of drilling and completions and the interruption of anticipated production streams of hydrocarbons, which could impact expenses and revenues; and
•    unanticipated down-hole mechanical problems, which could result in higher than expected drilling and completion expenses and/or the loss of the wellbore or a portion thereof.

For the molybdenum property:

•    the ability to obtain permits required to initiate mining and processing operations and the risks associated with adverse rulings concerning these permits;
•    completion of a feasibility study based on a comprehensive mine plan, which indicates that the property warrants construction and operation of mine and processing facilities, taking into account projected capital expenditures and operating costs in the context of molybdenum price trends;
•    the ability to fund the capital expenditures required to build the mine and its infrastructure, and the related processing facilities, after all permits and a favorable feasibility study have been received;
•    the ability to find a suitable joint venture partner for the project if necessary;
•    continued compliance with current environmental regulations and the possibility of new legislation, environmental regulations or permit requirements adverse to the mining industry;
•    molybdenum prices and operating costs staying within the parameters established by the feasibility study;
•    successfully managing the substantial operating risks attendant to a large scale mining and processing operation; and
•    compliance and operating costs associated with the wastewater treatment plant and stormwater management system.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated on a consolidated basis and should be read in conjunction with our consolidated financial statements incorporated by reference in this prospectus. We have computed the ratio of fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of income/(loss) from continuing operations before income tax, adjustments for minority interests, cumulative effect of changes in accounting principles, and fixed charges. "Fixed charges" consist of interest and financing expense, amortization of deferred financing costs, and that portion of rental expense on operating leases deemed to be the equivalent of interest.  As of the date of this prospectus, we have no shares of preferred stock with dividend rights outstanding.  Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.  Our ratio of earnings to fixed charges is as follows for the periods indicated:

	Three months ended	For the years ended December 31,
	March 31, 2015	2014	2013	2012	2011	2010

Ratio of Earnings to Fixed Charges	N/A(1)	N/A(2)	N/A(3)	N/A(4)	N/A(5)	N/A(6)

(1)    Earnings as adjusted were insufficient to cover our fixed charges by $23.6 million for the three months ended March 31, 2015.
(2)    Earnings as adjusted were insufficient to cover our fixed charges by $1.7 million for the year ended December 31, 2014.
(3)    Earnings as adjusted were insufficient to cover our fixed charges by $7.2 million for the year ended December 31, 2013.
(4)    Earnings as adjusted were insufficient to cover our fixed charges by $9.1 million for the year ended December 31, 2012.
(5)    Earnings as adjusted were insufficient to cover our fixed charges by $5.5 million for the year ended December 31, 2011.
(6)    Earnings as adjusted were insufficient to cover our fixed charges by $1.1 million for the year ended December 31, 2010.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock.  The following description is not complete and may not contain all the information you should consider before investing in our capital stock.  For a more detailed description of these securities, you should read the applicable provisions of Wyoming law and our articles of incorporation and bylaws, and the documents incorporated herein by reference.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of:

•    An unlimited number of shares of common stock, par value $0.01 per share, of which 28,388,372 shares were issued and 28,047,661 shares were outstanding as of March 31, 2015; and
•    100,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of March 31, 2015.

Common Stock

Shares of common stock may be issued for such consideration and on such terms as determined by the board of directors, without stockholder approval. Holders are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor. We may declare dividends in the future but we expect to retain most or all of our earnings and cash to fund investments and business development. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, except that cumulative voting in the election of directors is permitted.  Directors are elected by a plurality of the votes cast.

Listing

Shares of our common stock are listed for trading on the NASDAQ Capital Market under the trading symbol "USEG."

Preferred Stock

We currently have no outstanding shares of preferred stock.  Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock.  Prior to the issuance of shares of each series, the board of directors is required to adopt resolutions providing for the issuance of such preferred stock. Each series of preferred stock is to be appropriately designated prior to the issue of any shares thereof by some distinguishable letter, number or title. All shares of preferred stock shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitation and restrictions, without distinction between the shares of different series thereof, except in regard to the following particulars, which may be different in different series:

•    The rate of dividends;
•    The price at the terms and conditions on which shares may be redeemed and any restrictions regarding such redemption;
•    The amount payable upon shares in the event of voluntary or involuntary liquidation;
•    Sinking fund provisions for the redemption or purchaser of shares;
•    The terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and
•    Voting rights, preemptive rights, and/or restrictions on alienability, if any.

The board of directors may, from time to time, increase the number of shares of any series of preferred stock already created by providing that any unissued shares of preferred stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any preferred stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof. The board of directors is empowered to classify or reclassify any unissued preferred stock by fixing or altering the terms thereof in respect to the above-mentioned particulars and by assigning the same to an existing or newly-created series from time to time before the issuance of such stock.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and other terms disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state the name of the depositary and whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Conversion or Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Preferred Stock

If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock.

However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

•    all outstanding depositary shares have been redeemed;
•    each share of preferred stock has been converted into or exchanged for common stock; or
•    a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of the Company.

We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.

Miscellaneous

The preferred stock depositary will forward all reports and communications from the Company which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and we and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The Company and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

The following description, together with and subject to the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus.  Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, may be issued in one or more series.  In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

The debt securities will be issued under an indenture among the Company and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue debt securities under the indenture in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•    the title of the debt securities;
•    the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;
•    any limit upon the aggregate principal amount of the debt securities;
•    the date or dates, or the method of determining the dates, on which the debt securities will mature;
•    the interest rate or rates, which may be fixed or variable, of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;
•    the places where payments may be made on the debt securities and where the debt securities may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities may be served and the method of such payment, if by wire transfer, mail or other means;
•    any mandatory or optional redemption provisions applicable to the debt securities;
•    any sinking fund or analogous provisions applicable to the debt securities;
•    whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;
•    whether the debt securities will be senior or subordinated;

•    any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
•    if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
•    any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
•    the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;
•    any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;
•    if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;
•    the method of determining the amount of any payments on the debt securities which are linked to an index;
•    whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;
•    whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;
•    any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and
•    any other specific terms of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.  We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by our Company for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

If debt securities are issuable as both registered debt securities and bearer debt securities, the bearer debt securities will be exchangeable for registered debt securities. Except as provided below, bearer debt securities will have outstanding coupons. If a bearer debt security with related coupons is surrendered in exchange for a registered debt security between a record date and the date set for the payment of interest, the bearer debt security will be surrendered without the coupon relating to that interest payment and that payment will be made only to the holder of the coupon when due.

In the event of any redemption in part of any class or series of debt securities, we will not be required to issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on:

•    if debt securities of the series are issuable only as registered debt securities, the day of mailing of the relevant notice of redemption; and
•    if debt securities of the series are issuable as bearer debt securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered debt securities and there is no publication, the day of mailing of the relevant notice of redemption.
•    Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:
•    register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part; or
•    exchange any bearer debt security selected for redemption, except to exchange it for a registered debt security which is simultaneously surrendered for redemption.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. Payment of interest on fully registered securities may be made at our option by check mailed to the persons in whose names the debt securities are registered on days specified in the indenture or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on any debt security or coupon remains unclaimed at the end of two years after that amount became due and payable, the paying agent will release any unclaimed amounts to us, and the holder of the debt security or coupon will look only to us for payment.

Certain Covenants in the Indenture

The prospectus supplement relating to a series of debt securities will describe any material covenants in respect of that series of debt securities, including but not limited to any restrictions on the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves, and any restrictions on the incurrence of additional debt or the issuance of additional securities.

Global Securities

A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements,

the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Temporary Global Securities

All or any portion of the debt securities of a series that are issuable as bearer debt securities initially may be represented by one or more temporary global debt securities, without interest coupons, to be deposited with the depositary for credit to the accounts of the beneficial owners of the debt securities or to other accounts as they may direct. On and after an exchange date provided in the applicable prospectus supplement, each temporary global debt security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or any combination of these forms, as specified in the prospectus supplement. No bearer debt security delivered in exchange for a portion of a temporary global debt security will be mailed or delivered to any location in the United States.

Interest on a temporary global debt security will be paid to the depositary with respect to the portion held for its account only after the depositary delivers to the trustee a certificate which states that the portion:

•    is not beneficially owned by a United States person;
•    has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or
•    if a beneficial interest has been acquired by a United States person, that the person is a financial institution, as defined in the Internal Revenue Code, purchasing for its own account or has acquired the debt security through a financial institution and that the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations to the Internal Revenue Code and that it did not purchase for resale inside the United States.

The certificate must be based on statements provided by the beneficial owners of interests in the temporary global debt security. The depositary will credit the interest received by it to the accounts of the beneficial owners of the debt security or to other accounts as they may direct.

 "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust with income subject to United States federal income taxation regardless of its source.

Definitive Global Securities

Bearer Securities. The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer debt securities delivered in exchange for a portion of a definitive global debt security to any location in the United States.

U.S. Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

Ownership of U.S. book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

•    will not be entitled to have the debt securities registered in their names;
•    will not be entitled to receive physical delivery of the debt securities in definitive form; and
•    will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

We expect that the depositary for U.S. book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

Redemption and Repurchase

The debt securities may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common stock or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for our common stock or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Subordination

Debt securities of a series may be subordinated which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto.  To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Consolidation, Merger, Sale or Conveyance

We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our properties and assets to another person provided that:

•    we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•    immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•    certain other conditions are met.

The remaining or acquiring person will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on our ability to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.  Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations or foreign government securities, as the case may be, to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers' certificate and an opinion of counsel which state that the required conditions have been satisfied.

The indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

•    maintain and apply money in the defeasance trust,
•    register the transfer or exchange of the debt securities,
•    replace mutilated, destroyed, lost or stolen debt securities, and
•    maintain a registrar and paying agent in respect of the debt securities.

The indenture also permits us to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, and/or foreign government securities if the debt securities are denominated in a foreign currency, which through the payment of principal and interest under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and times as would have been the case if the deposit and defeasance had not occurred. In the case of a legal defeasance only, the opinion of counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law.

The indenture will specify the types of U.S. government obligations and foreign government securities that we may deposit.

Events of Default, Notice and Waiver

Unless otherwise specified in the applicable prospectus supplement, any of the following events will be events of default with respect to the debt securities:

•    failure to pay interest on any debt security of the class or series for 30 days when due;
•    failure to pay the principal or any premium on any debt securities of the class or series when due;
•    failure to make any sinking fund payment for 30 days when due;
•    failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and
•    occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under the indenture.

In the case of an event of default arising from events of bankruptcy or insolvency set forth in an indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

The indenture will require the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

Subject to the provisions of the Trust Indenture Act, or the TIA, requiring the trustee during the continuance under an event of default under the indenture to act with the requisite standard of care, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. The indenture will provide that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

The indenture will include a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indenture

We and the trustee may modify the indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

We and the trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, unless otherwise specified in the applicable prospectus supplement, without the consent of each affected holder, no modification may:

•    change the stated maturity of any debt security;
•    reduce the principal, premium, if any, or rate of interest on any debt security;
•    change any place of payment or the currency in which any debt security is payable;
•    impair the right to enforce any payment after the stated maturity or redemption date;
•    adversely affect the terms of any conversion right;
•    reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under an indenture;
•    change any of our obligations, with respect to outstanding debt securities of a series, to maintain an office or agency in the places and for the purposes specified in an indenture for the series;
•    change the provisions in the indenture that relate to its modification or amendment other than to increase the percentage of outstanding debt securities of any series required to consent to any modification or waiver under an indenture; or
•    add guarantors with respect to any or all of the debt securities.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture.  During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

The indenture and provisions of the TIA that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the TIA), it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws' provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock, or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

In addition, the prospectus supplement relating to units will describe the terms of any warrants we issue, including as applicable:

•    the title of the warrants;
•    the title and aggregate number of shares of debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants;
•    the exercise price;
•    the aggregate number of warrants issued;
•    the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•    a discussion of certain U.S. federal income tax considerations applicable to an investment in the warrants; and
•    any other terms of the warrants, including terms, procedures and limitations relating to the distribution, exchange and exercise of the warrants.

You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•    the designation and terms of the units and the securities included in the units;
•    any provision for the issuance, payment, settlement, transfer or exchange of the units;
•    the date, if any, on and after which the units may be transferable separately;
•    whether we will apply to have the units traded on a securities exchange or securities quotation system;
•    any material United States federal income tax consequences; and
•    how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase debt securities, preferred stock, common stock or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•    the title of the rights;
•    the date of determining the stockholders entitled to the rights distribution;
•    the title and aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;
•    the exercise price

•    the aggregate number of rights issued;
•    the date, if any, on and after which the rights will be separately transferable;
•    the date on which the right to exercise the rights will commence and the date on which the right will expire;
•    a discussion of certain U.S. federal income tax considerations applicable to an investment in the rights; and
•    any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities purchasable upon exercise of the rights.  If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer the securities directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time or in any other manner permitted by law. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•    the terms of the securities to which the prospectus supplement relates;
•    the name or names of any underwriters;
•    the purchase price of the securities and the proceeds to be received from the sale;
•    any underwriting discounts and other items constituting underwriters' compensation; and
•    any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities other than the common shares will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such securities.

LEGAL MATTERS

Davis Graham & Stubbs LLP, Denver, Colorado, will pass upon certain legal matters relating to the issuance and sale of the securities being offered by this prospectus.

EXPERTS

The consolidated financial statements of U.S. Energy Corp. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of Hein & Associates LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of historical oil and natural gas reserves and related information of the Company as of December 31, 2014, December 31, 2013 and December 31, 2012 included herein are based upon engineering studies prepared by Cawley, Gillespie & Associates, Inc., or CGA, a nationally recognized independent petroleum engineering firm. Such estimates and related information have been so included in reliance upon the authority of CGA as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the

SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC's website at www.sec.gov. Our SEC filings are also available through the "Investor Info" section of our website at www.usnrg.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•    our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 12, 2015;
•    our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the SEC on May 11, 2015;
•    our Current Report on Form 8-K, filed with the SEC on March 26, 2015;
•    our two Current Reports on Form 8-K, filed with the SEC on June 25, 2015;
•    our Current Report on Form 8-K, filed with the SEC on July 14, 2015;
•    our Current Report on Form 8-K, filed with the SEC on July 16, 2015;
•    the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2015; and
•    the description of our capital stock contained in our registration statement on Form 10 filed under the Securities Exchange Act of 1934 (the "Exchange Act") with the SEC on January 29, 1973, as amended and restated in the Form 8-K filed with the SEC on April 7, 2014, as the same may be further amended from time to time.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

U.S. Energy Corp.
Attention: Corporate Secretary
877 North 8th West
Riverton, Wyoming 82501
307-856-9271

Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

$100,000,000
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
UNITS
RIGHTS

PROSPECTUS